As filed with the Securities and Exchange Commission on January 27, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Semantix, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1681913
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Avenida Eusébio Matoso, 1375, 10º andar

São Paulo, São Paulo, Brazil, 05423-180

(Address of Principal Executive Offices)

Alpha Capital Holdco Company 2022 Omnibus Incentive Plan

Semantix Tecnologia em Sistema de Informação S.A. Stock Option Plan

(Full title of the Plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Filipe Areno

Skadden, Arps, Slate, Meagher & Flom LLP

Av. Brigadeiro Faria Lima, 3311, 7th Floor

São Paulo, SP 04538-133

+55 (11) 3708-1820

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is being filed by Semantix, Inc. (the “Registrant”) in accordance with the requirements of Form S-8 for the purpose of registering the issuance of ordinary shares, par value $0.001 per share, of the Registrant (the “Ordinary Shares”) issuable in the future pursuant to the Alpha Capital Holdco Company 2022 Omnibus Incentive Plan (the “2022 Plan”) and the Semantix Tecnologia em Sistema de Informação S.A. Stock Option Plan (the “Legacy Plan” and, collectively with the 2022 Plan, the “Plans”).

In addition, this Registration Statement includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form F-3. The Reoffer Prospectus may be used for reofferings and resales of Ordinary Shares on a continuous or delayed basis that may be deemed to be “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers and directors identified as the selling securityholders in the Reoffer Prospectus (the “Selling Securityholders”). The number of Ordinary Shares included in the Reoffer Prospectus represents Ordinary Shares issuable to the Selling Securityholders upon the exercise of equity awards granted to such Selling Securityholders pursuant to the terms of the Legacy Plan (as described in the Reoffer Prospectus). The inclusion of such Ordinary Shares herein does not necessarily represent a present intention to sell any or all such Ordinary Shares. Moreover, the amount of such Ordinary Shares to be reoffered or resold by means of the Reoffer Prospectus by the Selling Securityholders, and any other person with whom any of them is acting in concert for the purpose of selling Ordinary Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information.*

ITEM 2. Registrant Information and Employee Plan Annual Information.*

*

In accordance with the instructional note to Part I of Form S-8 as promulgated by the U.S. Securities and Exchange Commission (the “SEC”), the information specified by Part I of Form S-8 is not required to be filed with the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act, and has been omitted from this Registration Statement. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

Semantix, Inc.

138,338 Ordinary Shares to be Offered by Selling Securityholders

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling securityholders named in this Reoffer Prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 138,338 ordinary shares, par value $0.001 per share (“Ordinary Shares”), of Semantix, Inc. (unless otherwise indicated or the context otherwise requires, the “Company,” “Semantix,” “we,” “our” or “us”), a Cayman Islands exempted company. This Reoffer Prospectus covers up to an aggregate 138,338 Ordinary Shares that will be issued to the Selling Securityholders pursuant to the exercise of equity awards that were granted to the Selling Securityholders by the Company or Semantix Tecnologia em Sistema de Informação S.A., as the case may be. We are not offering any Ordinary Shares and will not receive any proceeds from the sale of Ordinary Shares by the Selling Securityholders pursuant to this Reoffer Prospectus. The Selling Securityholders are certain of our directors and executive officers, each of whom may be considered an “affiliate of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to the satisfaction of any conditions to vesting and exercise of the equity awards relating to the Ordinary Shares offered hereby pursuant to the terms of the relevant award agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Ordinary Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the Ordinary Shares, we will name them and describe their compensation in a prospectus supplement. The Ordinary Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Securityholders may offer the Ordinary Shares for sale. The Selling Securityholders may sell any, all or none of the Ordinary Shares offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 9 for more information about how the Selling Securityholders may sell or dispose of the Ordinary Shares covered by this Reoffer Prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders.

The Ordinary Shares that will be issued to the Selling Securityholders pursuant to their respective equity awards would be “control securities” under the Securities Act and the rules and regulations promulgated thereunder before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the Ordinary Shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction, provided that the amount of Ordinary Shares to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling Ordinary Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Our Ordinary Shares are listed on the Nasdaq Stock Market LLC (the “Nasdaq”) under the symbol “STIX”. On January 26, 2023, the closing price of our Ordinary Shares on Nasdaq was $1.50 per share.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary—Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this Reoffer Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the securities to be offered under this Reoffer Prospectus or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is January 27, 2023

You should rely only on the information contained or incorporated by reference in this Reoffer Prospectus or any supplement hereto. Neither we nor the Selling Securityholders have authorized anyone else to provide you with information that is different from that contained in this Reoffer Prospectus. The securities offered by this Reoffer Prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this Reoffer Prospectus or any supplement hereto is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this Reoffer Prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this Reoffer Prospectus outside the United States. Persons outside the United States who come into possession of this Reoffer Prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this Reoffer Prospectus outside the United States.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this Reoffer Prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Reoffer Prospectus, except to the extent superseded by information contained in this Reoffer Prospectus or by information contained in documents filed with the SEC after the date of this Reoffer Prospectus. This Reoffer Prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the SEC. These documents contain important information about us and our financial condition.

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Our prospectus filed with the SEC on December 9, 2022, pursuant to Rule 424(b) under the Securities Act, relating to our Registration Statement on Form F-1 as supplemented by the prospectus supplement filed with the SEC on December 12, 2022, which contains audited consolidated financial statements for our latest fiscal year for which such statements have been filed;

•	Our report on Form 6-K filed on November 29, 2022;

•	Our report on Form 6-K filed on December 12, 2022; and

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The description of our Ordinary Shares as contained in our Registration Statement on Form 8-A (File No. 001-41465), filed by us with the SEC under Section 12(b) of the Exchange Act on August 3, 2022 including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement of which this Reoffer Prospectus forms a part, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Reoffer Prospectus and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed to be incorporated by reference into this Reoffer Prospectus unless we expressly indicate in such documents that they or portions thereof shall be incorporated herein by reference.

For purposes of this Reoffer Prospectus, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference into this Reoffer Prospectus but not delivered with this Reoffer Prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Semantix, Inc.

Avenida Eusébio Matoso, 1375, 10º andar

São Paulo, São Paulo, Brazil, 05423-180

Telephone: +55 11 5082-2656

Attn: Investor Relations Department

FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus or any documents incorporated by reference herein contain a number of forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Reoffer Prospectus or any documents incorporated by reference herein, including statements regarding our future financial position, results of operations, business strategy and plans and objectives of management for future operations, are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are also forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations. Forward-looking statements also include statements regarding the expected benefits of the Business Combination.

The forward-looking statements are based on the current expectations of our management and are inherently subject to uncertainties and changes in circumstance and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings we made with the SEC and the following important factors:

•	geopolitical risk, including the outcome and consequences of the 2022 presidential elections in Brazil and impacts of the ongoing conflict between Russia and Ukraine;

•	changes in applicable laws or regulations;

•	the possibility that we may be adversely affected by other economic factors, particularly in Brazil;

•	business and/or competitive factors;

•	our estimates of our financial performance and ability to execute our business strategy;

•	the impact of natural disasters or health epidemics/pandemics, including the ongoing COVID-19 pandemic and its impact on the demand for our data solutions and services;

•	our ability to attract and retain customers for our proprietary data solutions and expand this line of business in accordance with expectations or at all;

•	operational risk;

•	risks related to data security and privacy;

•	the ability to implement business plans, growth strategy and other expectations;

•	unexpected costs or expenses;

•	changes to accounting principles and guidelines;

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litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources, including potential litigation regarding our business combination with Alpha Capital Acquisition Company (“Business Combination”); and

•	fluctuations in exchange rates between the Brazilian real, the Colombian peso, the Mexican peso and the U.S. dollar.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by our management prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this Reoffer Prospectus. We do not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which will be accessible at www.sec.gov, and which you are advised to consult.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus, including the documents incorporated by reference herein. Potential investors should read the entire prospectus carefully, including the risks of purchasing our Ordinary Shares discussed in “Risk Factors.”

Overview

Our mission is to empower organizations to optimize their data journeys by providing a data-centric platform to accelerate digital transformation and enhance business performance through seamless, low-code and low-touch data analytics solutions. Our proprietary data software is designed to allow customers to access data from any source and develop appropriate analytics to meet their industry and business needs. Our portfolio of products enables companies to commence their data lifecycle with simple solutions that can be later scaled-up and tailored with the objective of satisfying specific analytic demands and business circumstances.

Semantix was founded in 2010. With operations across Latin America and an emerging presence in the United States, we offer proprietary SaaS data solutions and third-party software licenses together with highly complementary AI and data analytics services designed to enable companies to manage data effectively. Our software solutions aim to extract business insights and apply AI automation for our customers across their business processes, with us serving over 300 companies across a broad range of sectors, including finance, retail, telecommunications, healthcare, industrials and agribusiness, among others, with a varied client portfolio of all sizes, from small businesses to large enterprises.

We embrace a data-driven world where companies can harness the use of data to unlock insights for their businesses to improve efficiency and profitability. In furtherance of this vision, we pioneered the data cloud category in Latin America and seek to replicate this early success globally by offering build to suit data solutions that allow organizations to unify and connect to a single copy of all of their data effortlessly and securely. These data solutions eliminate silos and inefficiencies created by data storage in various cloud formats and on-premise data centers.

We offer a robust set of proprietary SaaS and third-party software solutions to our customers that allow them to simply, nimbly and securely manage their data. We believe our unique value proposition is an internally-developed, frictionless, end-to-end proprietary SaaS data platform, which we refer to as the Semantix Data Platform (SDP).

SDP seeks to reduce the complexity in the implementation of big data projects via an all-in-one proprietary platform that guides customers through their entire data lifecycles, from capturing data, to structuring that data in the form of a data lake, then providing easy access to such data for exploration and interaction and, finally, creating reports, dashboards and algorithms fueled by the data to enhance business performance. SDP also provides customers with the flexibility, scalability, and performance of having access to a global cloud from any of the leading platforms such as Microsoft’s Azure, Amazon’s AWS and Alphabet’s Google Cloud. This broad access is combined with a high degree of cost predictability that customers appreciate, particularly as SDP largely eliminates exchange rate risk in the pricing of services for Latin American customers that they would be otherwise exposed to licensing data solutions from international suppliers who primarily price their services in U.S. dollars. In addition, we have a team of software developers who can support all of our customers on a global basis at competitive rates.

The graphic below highlights the key features and competitive advantages of SDP:

While our proprietary SaaS business line has gained substantial momentum since 2020 and is expected to be a key growth driver in accordance with our strategic plans, the majority of our revenues continue to be derived from the resale of third-party software licenses that we purchase from third-party data platform software providers located outside of Brazil, such as Cloudera Inc. (“Cloudera”) and Elasticsearch B.V. (“Elastic”). In 2021, 62.0% of our revenues derived from our third-party software business line, 18.8% derived from our proprietary SaaS business line and 19.2% derived from our AI & data analytics business line. In the six-month period ended June 30, 2022, 55.3% of our revenues derived from our third-party software business line, 23.9% derived from our proprietary SaaS business line and 20.8% derived from our AI & data analytics business line.

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Whether through our own technology or third-party technology, we resolved the challenges posed by multiple data silos and data governance by providing frictionless data access to users in a scalable and safe manner with almost no maintenance requirements. Any and all enhancements to our data software are also provided by our technical team, which we believe is a key differentiating factor favoring us vis-à-vis global data software providers and provides a diversified revenue stream to us. With an enterprise ready, stack agnostic, all-in-one software development approach, we seek to guide customers with all their data needs supported by 24x7 premium customer care for our SaaS solutions.

Emerging Growth Company

We qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, and may not be required to, among other things, (1) provide an auditor’s attestation report on its system of internal controls over financial reporting pursuant to Section 404; (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (4) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination or (b) in which we have total annual gross revenue of at least $1.235 billion (as adjusted for inflation pursuant to SEC rules from time to time), and (2) the date on which (x) we are deemed to be a large accelerated filer, which means that the market value of our Ordinary Shares held by non-affiliates exceeds $700 million as of the prior June 30th, or (y) the date on which we have issued more than $1.0 billion in nonconvertible debt during the prior three-year period.

Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies.

Our Corporate Information

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Prior to the Business Combination, we did not conduct any material activities other than those incident to our formation and certain matters related to the Business Combination, such as the making of certain required securities law filings.

The mailing address of our principal executive office is Avenida Eusébio Matoso, 1375, 10º andar, São Paulo, São Paulo, Brazil, 05423-180 and our telephone number is +55 11 5082-2656. Our website is www.semantix.ai. The information contained in, or accessible through, our website does not constitute a part of this prospectus.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov.

Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711.

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Our Organizational Structure

The following diagram sets forth our simplified organizational structure as of the date hereof.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this Reoffer Prospectus, of up to 138,338 Ordinary Shares issuable to the Selling Securityholders pursuant to the Legacy Plan. Subject to the satisfaction of any conditions to vesting and exercise of the equity awards relating to the Ordinary Shares offered hereby pursuant to the terms of the relevant award agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Ordinary Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the Ordinary Shares by the Selling Securityholders. The Selling Securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in the prospectus that we filed with the SEC on December 9, 2022 relating to our Registration Statement on Form F-1, as amended (which prospectus is incorporated by reference herein), as well as the other information contained or incorporated by reference in this Reoffer Prospectus or in any prospectus supplement hereto before making a decision to invest in our Ordinary Shares. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

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DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the offered Ordinary Shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

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USE OF PROCEEDS

The Ordinary Shares offered hereby are being registered for the account of the Selling Securityholders named in this Reoffer Prospectus. All proceeds from the sales of the Ordinary Shares will go to the Selling Securityholders and we will not receive any proceeds from the resale of the Ordinary Shares by the Selling Securityholders.

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SELLING SECURITYHOLDERS

The following table sets forth information with respect to the Selling Securityholders and our Ordinary Shares beneficially owned by the Selling Securityholders as of January 27, 2023. The percentage of beneficial ownership is calculated based on 80,492,061 Ordinary Shares outstanding as of January 27, 2023, and determined in accordance with the rules and regulations of the SEC. The Selling Securityholders may offer all, some or none of the Ordinary Shares covered by this Reoffer Prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of Ordinary Shares that will actually be held by the Selling Securityholders upon termination of this offering because the Selling Securityholders may offer some or all of their Ordinary Shares under the offering contemplated by this Reoffer Prospectus or acquire additional Ordinary Shares. We cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all of such Ordinary Shares.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Unless otherwise indicated below, the address of each Selling Securityholder listed in the table below is Avenida Eusébio Matoso, 1375, 10º andar, São Paulo, São Paulo, Brazil, 05423-180 and to our knowledge, the persons named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this Reoffer Prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this Reoffer Prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on their behalf.

Name of Selling Securityholder	Ordinary Shares beneficially owned prior to the resale(1)		% of Ordinary Shares beneficially owned prior to the resale(1)	Ordinary Shares offered for resale(2)		Ordinary Shares beneficially owned after the resale(1)	% of Ordinary Shares beneficially owned after the resale(1)
Dorival Dourado Júnior	45,233	(3)	*	37,115	(4)	45,233	*
Adriano Alcalde	122,999	(5)	*	101,223	(6)	122,999	*

*	Represents beneficial ownership of less than one percent.
(1)	Assumes the exercise of all of the options previously granted which are or will become exercisable, vested or convertible within 60 days after January 27, 2023.
(2)

Represents Ordinary Shares issuable to a person pursuant to options previously granted irrespective of whether such grants are exercisable, vested or convertible as of January 27, 2023 or will become exercisable, vested or convertible within 60 days after January 27, 2023.

(3)

Consists of 45,233 Ordinary Shares held of record by Dorival Dourado Júnior, who is a member of our board of directors, and does not include the Ordinary Shares issuable upon the exercise of options granted under the Legacy Plan beyond 60 days as of January 27, 2023.

(4)	Consists of 37,115 Ordinary Shares issuable upon the exercise of options granted to Dorival Dourado Júnior under the Legacy Plan.
(5)

Consists of 122,999 Ordinary Shares held of record by Adriano Alcalde, who is our chief financial officer, and does not include the Ordinary Shares issuable upon the exercise of options granted under the Legacy Plan beyond 60 days as of January 27, 2023.

(6)	Consists of 101,223 Ordinary Shares issuable upon the exercise of options granted to Adriano Alcalde under the Legacy Plan.

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Indemnification Agreement and Directors’ and Officers’ Liability Insurance

Our Amended and Restated Memorandum and Articles of Association adopted on August 3, 2022 (the “Articles”) provide for certain indemnification rights for our directors and executive officers. We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Articles. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

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PLAN OF DISTRIBUTION

The Ordinary Shares covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Securityholders. The Ordinary Shares offered may be sold from time to time directly by or on behalf of each Selling Securityholders in one or more transactions on the Nasdaq Stock Market LLC or any other stock exchange on which the Ordinary Shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Securityholders may sell Ordinary Shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchasers of the Ordinary Shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The amount of Ordinary Shares to be reoffered or resold under the Reoffer Prospectus by each Selling Securityholder and any other person with whom he or she is acting in concert for the purpose of selling Ordinary Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

In connection with their sales, a Selling Securityholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of Ordinary Shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the Ordinary Shares. Any commissions or other fees payable to brokers or dealers in connection with any sale of the Ordinary Shares will be borne by the Selling Securityholders or other party selling such Ordinary Shares. Sales of the Ordinary Shares must be made by the Selling Securityholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any Ordinary Shares sold hereunder, Selling Securityholders may sell Ordinary Shares in compliance with Rule 144, if available. There is no assurance that the Selling Securityholders will sell all or a portion of the Ordinary Shares offered hereby. The Selling Securityholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the Ordinary Shares against certain liabilities in connection with the offering of the Ordinary Shares arising under the Securities Act. We have notified the Selling Securityholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the Ordinary Shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Ordinary Shares and activities of the Selling Securityholders, which may limit the timing of purchases and sales of any of the Ordinary Shares by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares to engage in passive market-making activities with respect to the Ordinary Shares. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of Ordinary Shares in the secondary market. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the Ordinary Shares which are being offered under the Registration Statement of which this Reoffer Prospectus forms a part will be passed upon for the Company by Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Company.

EXPERTS

The consolidated financial statements of Semantix Tecnologia em Sistema de Informação S.A. and its subsidiaries as of December 31, 2021 and 2020 and for the years then ended incorporated by reference into this Reoffer Prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Alpha Capital Acquisition Company as of December 31, 2021 and 2020, and for the year ended December 31, 2021 and the period from December 10, 2020 (inception) through December 31, 2020 incorporated by reference into this Reoffer Prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, which appears in the prospectus that we filed with the SEC on
December 9, 2022 relating to our Registration Statement on Form F-1, and which report is incorporated by reference herein. Such financial statements have been so incorporated in reliance on such report given the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://ir.semantix.ai/. We make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Reoffer Prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

We incorporate information herein by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part hereof, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date hereof. We incorporate by reference the documents set forth below that have been previously filed with the SEC; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the SEC. These documents contain important information about us and our financial condition.

•

Our prospectus filed with the SEC on December 9, 2022, pursuant to Rule 424(b) under the Securities Act, relating to our Registration Statement on Form F-1, as supplemented by the prospectus supplement filed with the SEC on December 12, 2022, which contains audited consolidated financial statements for our latest fiscal year for which such statements have been filed;

•	Our report on Form 6-K filed on November 29, 2022;

•	Our report on Form 6-K filed on December 12, 2022; and

•

The description of our Ordinary Shares as contained in our Registration Statement on Form 8-A (File No. 001-41465), filed by us with the SEC under Section 12(b) of the Exchange Act on August 3, 2022 including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed to be incorporated by reference into this Reoffer Prospectus unless we expressly indicate in such documents that they or portions thereof shall be incorporated herein by reference.

For purposes hereof, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. Description of Securities

Not applicable.

ITEM 5. Interests of Named Experts and Counsel

Not applicable.

ITEM 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud, or the consequences of committing a crime. Our Articles provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default, or willful neglect.

We have also entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Articles. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

ITEM 7. Exemption from Registration Claimed

Not applicable.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to the Shell Company Report on Form 20-F filed with the SEC on August 9, 2022).

5.1*	Opinion of Maples and Calder (Cayman) LLP.

10.1	Alpha Capital Holdco Company 2022 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form F-1 (File No. 333-267040) filed with the SEC on August 24, 2022).

10.2*#	Semantix Tecnologia em Sistema de Informação S.A. Stock Option Plan.

10.3*	Form of First Amendment Letter to Semantix Tecnologia em Sistema de Informação S.A. Stock Option Plan.

10.4*	Form of Second Amendment Letter to Semantix Tecnologia em Sistema de Informação S.A. Stock Option Plan.

23.1*	Consent of Maples & Calder (Cayman) LLP (included as part of Exhibit 5.1).

23.2*	Consent of WithumSmith+Brown, PC, independent registered accounting firm for Alpha Capital Acquisition Company.

23.3*	Consent of PricewaterhouseCoopers Auditores Independentes Ltda., independent registered public accounting firm for Semantix Tecnologia em Sistema de Informação S.A.

24.1*	Powers of Attorney (included in the signature page to this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.

#

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

ITEM 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, on January 27, 2023.

SEMANTIX, INC.

By:	/s/ Leonardo dos Santos Poça D’Água
Name: Leonardo dos Santos Poça D’Água
Title: Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Leonardo dos Santos Poça D’Água as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for his or her or in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, or other appropriate form, and all amendments thereto, including post-effective amendments, of Semantix, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated below.

NAME	POSITION	DATE
/s/ Leonardo dos Santos Poça D’Água	Chief Executive Officer and Chairman of the Board of Directors	January 27, 2023
(Principal Executive Officer)

/s/ Adriano Alcalde	Chief Financial Officer	January 27, 2023
(Principal Financial and Accounting Officer)

/s/ Ariel Lebowits	Director	January 27, 2023

/s/ Veronica Allende Serra	Director	January 27, 2023

/s/ Jaime Cardoso Danvila	Director	January 27, 2023

/s/ Rafael Padilha de Lima Costa	Director	January 27, 2023

/s/ Rafael Steinhauser	Director	January 27, 2023

/s/ Dorival Dourado Júnior	Director	January 27, 2023

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Semantix, Inc., has signed this Registration Statement or amendment thereto in the City of Newark, State of Delaware, on January 27, 2023.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director